Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 Avenue of the Americas

New York, New York 10019-6064

May 23, 2006

Interline Brands, Inc.

a Delaware corporation

801 West Bay Street

Jacksonville, Florida 32204

Interline Brands, Inc.

a New Jersey corporation

801 West Bay Street

Jacksonville, Florida 32204

Registration Statement on Form S-3 ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 ASR (the “Registration Statement”) of Interline Brands, Inc., a Delaware corporation (the “Company”), Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), and certain indirect subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1.                                       the following securities of the Company (together, the “Company Securities”):

A.                                   senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

B.                                     shares of preferred stock (including shares issued upon conversion of the Company Debt Securities) of the Company, par value $0.01 per share (the “Company Preferred Stock”);

C.                                     shares of common stock (including shares issued upon conversion of the Company Debt Securities or Company Preferred Stock) of the Company, par value $0.01 per share (the “Company Common Stock”);

D.                                    depositary shares representing a fractional share or multiple shares of Company Preferred Stock evidenced by depositary receipts (the “Company Depositary Shares”);

E.                                      warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares or any combination of them (the “Company Warrants”);

F.                                      purchase contracts representing the Company’s obligation to sell Company Debt Securities, Company Preferred Stock, Company Common Stock, Depositary Shares, Company Warrants or government securities (the “Company Purchase Contracts”);

G.                                     units consisting of any combination of two or more of Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares, Company Warrants, Company Purchase Contracts or debt obligation of third parties, including government securities (the “Company Units”); and

H.                                    guarantees of Interline New Jersey Debt Securities (as defined below) (the “Company Guarantees”);

2.                                       the following securities of Interline New Jersey (together, the “Interline New Jersey Securities”):

A.                                   senior debt securities (the “Interline New Jersey Senior Debt Securities”) and subordinated debt securities (the “Interline New Jersey Subordinated Debt Securities” and, together with the Interline New Jersey Senior Debt Securities, the “Interline New Jersey Debt Securities”); and

B.                                     guarantees of Company Debt Securities (the “Interline New Jersey Guarantees”); and

3.                                       the following securities of the Subsidiary Guarantors:

A.                                   guarantees of Company Debt Securities and/or the Interline New Jersey Debt Securities (the “Subsidiary Guarantees” and, together with the Company Guarantees and the Interline New Jersey Guarantees, the “Guarantees”).

The Company Securities, the Interline New Jersey Securities and the Subsidiary Guarantees (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Senior Debt Securities and the related Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party to it and The Bank of New York Trust Company, N.A. as trustee (the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities and the related Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party to it and The Bank of New York Trust Company, N.A. as trustee (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Company Indentures”).

The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Company Warrants are to be issued under warrant agreement, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Purchase Contracts will be issued under purchase contract agreement, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Company Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

The Interline New Jersey Senior Debt Securities and the related Guarantees are to be issued under an indenture to be entered into by and among Interline New Jersey, the guarantors party to it and The Bank of New York Trust Company, N.A. as trustee (the “Interline New Jersey Senior Debt Indenture”). The Interline New Jersey Subordinated Debt Securities and the related Guarantees are to be issued under an indenture to be entered into by and among Interline New Jersey, the guarantors party to it and The Bank of New York Trust Company, N.A. as trustee (the “Interline New Jersey Subordinated Debt Indenture” and, together with the Interline New Jersey Senior Debt Indenture, the “Interline New Jersey Indentures,” which, together with the Company Indentures, shall be referred to as the “Indentures.”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.                                       the Registration Statement; and

2.                                       the forms of Company Senior Debt Indenture, Company Subordinate Debt Indenture, Interline New Jersey Senior Debt Indenture and Interline New Jersey Subordinated Debt Indenture attached as Exhibits 4.3, 4.4, 4.5 and 4.6 to the Registration Statement.

In addition, we have examined (i) such corporate and limited liability company records of the Company and each Subsidiary Guarantor organized in the State of Delaware that we have considered appropriate, including a copy of the certificate of incorporation, as amended,  and by-laws, as amended, or certificate of formation, as amended, and limited liability company operating agreement, as amended, as the case may be, of the Company and each Subsidiary Guarantor organized in the State of Delaware, certified by the Company and each such Subsidiary Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company and copies of resolutions of the Subsidiary Guarantors that are Delaware corporations relating to the issuance of the Securities, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company, Interline New Jersey, and the Subsidiary Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of the Company, Interline New Jersey, and the Subsidiary Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, (ii) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto (other than the Company, Interline New Jersey and the Subsidiary Guarantors), (iv) the Company Depositary Shares, the Company Warrants, the Company Purchase Contracts, the Company Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) Interline New Jersey is validly existing and in good standing under the laws of its jurisdiction of incorporation, (vi) Interline New Jersey has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities (both for itself and as sole member of Glenwood Acquisition LLC), (vii) the execution, delivery and performance of the Operative Agreements and the Securities by Interline New Jersey (both for itself and as sole member of Glenwood Acquisition LLC) do not violate any organizational documents of Interline New Jersey or the laws of its jurisdiction of incorporation and (viii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company, Interline New Jersey or any of the Subsidiary Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Interline New Jersey or any of the Subsidiary Guarantors.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, Interline New Jersey and the Subsidiary Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Company Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Company Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company, Interline New Jersey or the Subsidiary Guarantors, as applicable, and, in the case of Company Debt Securities, Interline New Jersey Debt Securities, Company Depositary Shares, Company Warrants, Company Purchase Contracts and Company Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.                                       Upon due authorization by the Company of the issuance and sale of shares of Company Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Common Stock will be validly issued, fully paid and non-assessable.

2.                                       Upon due authorization by the Company of the issuance and sale of shares of a series of Company Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Preferred Stock will be validly issued, fully paid and non-assessable.

3.                                       When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.                                       When any Company Purchase Contracts have been duly authorized, executed and delivered by Company, such Company Purchase Contracts will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.                                       When the Company Units have been duly authorized, issued and delivered by the Company and assuming in the case of Company Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, the Company Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.                                       When Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Company Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

7.                                       When the specific terms of a particular issuance of Interline New Jersey Debt Securities have been duly authorized by Interline New Jersey and such Interline New Jersey Debt Securities have been duly executed, authenticated, issued and delivered, such Interline New Jersey Debt Securities will be valid and legally binding obligations of Interline New Jersey enforceable against Interline New Jersey in accordance with their terms.

8.                                       When the specific terms of a particular issuance of Interline New Jersey Debt Securities and any related Company Guarantees have been duly authorized by Interline New Jersey and the Company and such Securities have been duly executed, authenticated, issued and delivered, such Company Guarantees will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9.                                       When the specific terms of a particular issuance of Company Debt Securities and any related Interline New Jersey Guarantees have been duly authorized by the Company and Interline New Jersey and such Securities have been duly executed, authenticated, issued and delivered, such Interline New Jersey Guarantees will be valid and legally binding obligations of Interline New Jersey enforceable against Interline New Jersey in accordance with their terms.

10.                                 When the specific terms of a particular issuance of Company Debt Securities or Interline New Jersey Debt Securities and any related Subsidiary Guarantees have been duly authorized by the Company or Interline New Jersey, as the case may be, and the relevant Subsidiary Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Subsidiary Guarantees will be valid and legally binding obligations of each relevant Subsidiary Guarantor enforceable against each such Subsidiary Guarantor in accordance with its term.

The opinions expressed above at to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP